Exhibit 99.1

Mesa Air Group Reports Third Quarter 2023 Results

August 9, 2023

PHOENIX, August 9, 2023 – Mesa Air Group, Inc. (NASDAQ: MESA) today reported second quarter 2023 financial and operating results.

Fiscal Third Quarter Update:

•
Total operating revenues of $114.7 million
•
Pre-tax loss of $50.3 million, net loss of $47.6 million or $(1.17) per diluted share
•
Adjusted net loss1 of $27.2 million or $(0.67) per diluted share
•
Adjusted net loss excludes $21.2 million, primarily a $30.5 million impairment loss on assets
•
Paid down $27 million of debt with engine sale proceeds

Jonathan Ornstein, Chairman and CEO, said, “As expected, Fiscal 2023 has been a transformative year as we ended our agreement with American Airlines and transitioned all of our regional capacity to United. While we are pleased with the progress we have made in some areas, we have more work to do in others. One of our key initiatives remains the disposition of excess CRJ-900 aircraft and related assets. To date, we have entered into agreements to sell 18 excess CRJ-900s, four of which we closed earlier this year, with the remaining 14 expected to close by calendar-year end. We are currently in active negotiations for the sale of additional aircraft. We also continue to focus on maximizing aircraft utilization with our existing pilot resources through more productive scheduling of our fleet in cooperation with United.

Mr. Ornstein concluded, “The CRJ-900 transition from American to United was a complex process and our people have done an amazing job. With little incremental regional capacity available industry-wide, we were pleased to fly almost half a million passengers for United on our CRJ fleet during our third quarter. With United’s continued support, we believe, based on current pilot staffing outlook, we will be at United’s target block-hour utilization rate by the end of fiscal-year 2024.

“Mesa has been a long-time Express carrier for United, and we believe United will ensure we remain an integral part of their regional portfolio. While Mesa’s primary service to United is providing valuable feed traffic, we also assist in the creation of future United pilots through our participation in Aviate, help maintain competiveness among their regional portfolio, and share co-investments in advanced aviation technology and electric aircraft. In return, United has been a invaluable partner, helping us create additional liquidity through a number of initiatives, which we expect will continue through to the completion of our transformation and return to profitability.”

Fiscal Third Quarter Details:

Total operating revenues in Q3 2023 were $114.7 million, a decrease of $19.7 million, or 14.7%, from $134.4 million for Q3 2022. Contract revenue decreased $24.5 million, or 20.6%. These decreases were primarily driven by a 50% reduction in CRJ-900 block hours and fewer aircraft under contract, partially offset by higher United block-hour rates for new pilot payscales. Pass-through revenue, driven by higher pass-through maintenance expense, increased by $4.8 million. Mesa’s Q3 2023 results include, per GAAP, the recognition of $2.0 million of previously deferred revenue, versus the recognition of $6.8 million of previously deferred revenue in Q3 2022. The remaining deferred revenue balance of $22.7 million will be recognized as flights are completed over the remaining term of the United contract.

Total operating expenses in Q3 2023 were $154.9 million, an increase of $20.7 million, or 15.5%, versus Q3 2022. This increase was primarily due to a $30.5 million impairment on assets held for sale. Adjusted operating expenses were $131.2 million, 2.3% lower vs. Q3 2022, reflecting an $8.4 million decrease in aircraft rent attributable to the reclassification from operating lease to finance lease for certain CRJ-900s, and a $4.8 million decrease in depreciation

1See Reconciliation of non-GAAP financial measures

and amortization primarily driven by the lower depreciable base from the CRJ-900 asset impairment charge in Q4 2022. This decrease was partially offset by a $8.3 million increase in flight operations expense to $51.6 million, primarily reflecting higher pilot pay scales.

Mesa’s Q3 2023 results reflect a net loss of $47.6 million, or $(1.17) per diluted share, compared to a net loss of $10.0 million, or $(0.28) per diluted share for Q3 2022. Mesa’s Q3 2023 adjusted net loss1 was $27.2 million, or $(0.67) per diluted share, versus an adjusted net loss1 of $7.1 million, or $(0.20) per diluted share, in Q3 2022.

Mesa’s Adjusted EBITDA1 loss for Q3 2023 was $1.8 million, compared to Adjusted EBITDA of $20.1 million in Q3 2022. Adjusted EBITDAR1 loss was $0.9 million for Q3 2023, compared to Adjusted EBITDAR of $29.4 million in Q3 2022.

Operationally, the Company reported a controllable completion factor of 98.8% for United and 100.0% for American during Q3 2023. As a reminder, Mesa completed its final flight for American in early April 2023. This is compared to a controllable completion factor of 99.8% for United and 98.8% for American during Q3 2022. This excludes cancellations due to weather and air traffic control.

With respect to a total completion factor that includes all cancellations, Mesa reported a total completion factor of 96.4% for United and 97.0% for American during Q3 2023. This is compared to a total completion factor of 98.8% for United and 97.7% for American during Q3 2022.

For Q3 2023, approximately 96% of the Company’s total revenue was derived from our contract with United. Our CPA with United provides for 80 large (70/76 seats) jets, comprising a mix of E-175s and CRJ-900s. In Q3, our fleet mix comprised 56 E-175s and 24 CRJ-900s, as well as four 737 cargo aircraft.

Balance Sheet and Cash Flow:

Mesa ended the quarter at $48.3 million in unrestricted cash and equivalents. As of June 30, 2023, the Company had $566.3 million in total debt secured primarily with aircraft and engines. We made $40.6 million of debt payments in the quarter and $4.2 million in finance lease payments.

During the quarter, we closed on the sales of the remaining 20 engines that we previously agreed to sell to United, using the proceeds to pay down $19.1 million of debt. Going forward, we plan to close on the remaining 7 CRJ-900s that we previously agreed to sell to a third party. Separately, we are in the process of closing on the sale of 7 excess CRJ-900 NextGen aircraft. Once completed, these transactions will reduce our debt by approximately $74.3 million.

Conference Call Details:

Mesa Air Group will host a conference call with analysts on August 9that 4:30 pm EDT. The conference call number is 800-857-9792 (Passcode: Phoenix (7463649)). The conference call can also be accessed live via the web by visiting https://investor.mesa-air.com.

A recorded version will be available on Mesa's website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 89 cities in 40 states, the District of Columbia, the Bahamas, Canada, Cuba, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of June 30, 2023, Mesa operated a fleet of 80 aircraft with approximately 277 daily departures and four 737 cargo aircraft. The Company had approximately 2,300 employees. Mesa operates all its flights as either United Express or DHL Express flights pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc. and a flight service agreement with DHL.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Mesa Air Group, Inc.

Media

Media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Operating revenues:
Contract revenue (2023—$88,415 and $200,184 and 2022—$48,295 and $158,876 from related party)	$94,356	$118,899	$326,588	$367,781
Pass-through and other revenue	20,335	15,498	57,111	37,586
Total operating revenues	114,691	134,397	383,699	405,367

Operating expenses:
Flight operations	51,557	43,254	164,707	133,262
Maintenance	51,072	49,694	145,344	156,032
Aircraft rent	864	9,299	5,782	28,319
General and administrative	11,346	11,112	38,872	31,550
Depreciation and amortization	15,316	20,103	47,060	61,878
Asset Impairment	30,489	—	50,951	39,475
(Gain) on sale of assets	(6,722)	—	(7,271)	—
Other operating expenses	999	722	2,358	3,379
Total operating expenses	154,921	134,184	447,803	453,895
Operating income/(loss)	(40,230)	213	(64,104)	(48,528)

Other income (expense), net:
Interest expense	(12,015)	(8,716)	(36,321)	(24,766)
Interest income	8	24	128	117
Gain on investments, net	2,859	(3,926)	3,275	(12,649)
Other income, net	(946)	(73)	(540)	(203)
Total other expense, net	(10,094)	(12,691)	(33,458)	(37,501)
Income (loss) before taxes	(50,324)	(12,478)	(97,562)	(86,029)
Income tax expense (benefit)	(2,764)	(2,493)	(5,791)	(18,987)
Net income (loss)	$(47,560)	$(9,985)	$(91,771)	$(67,042)

Net income (loss) per share attributable to common shareholders
Basic	$(1.17)	$(0.28)	$(2.35)	$(1.86)
Diluted	$(1.17)	$(0.28)	$(2.35)	$(1.86)

Weighted-average common shares outstanding
Basic	40,688	36,183	38,986	36,064
Diluted	40,688	36,183	38,986	36,064

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	June 30, 2023	September 30, 2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$48,349	$57,683
Restricted cash	3,146	3,342
Receivables, net ($493 and $85 from related party)	3,582	3,978
Expendable parts and supplies, net	28,731	26,715
Assets held for sale	90,954	—
Prepaid expenses and other current assets	6,364	6,616
Total current assets	181,126	98,334

Property and equipment, net	709,694	865,254
Intangible assets, net	—	3,842
Lease and equipment deposits	1,172	6,085
Operating lease right-of-use assets	11,416	43,090
Deferred heavy maintenance, net	8,753	9,707
Assets held for sale	21,000	73,000
Other assets	28,841	16,290
TOTAL ASSETS	$962,002	$1,115,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases ($2,622 and $0 from related party)	$124,341	$97,218
Current portion of deferred revenue	6,398	385
Current maturities of operating leases	4,380	17,233
Accounts payable	51,916	59,386
Accrued compensation	8,358	11,255
Other accrued expenses	26,721	29,000
Total current liabilities	222,114	214,477

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion ($30,630 and $0 from related party)	441,941	502,517
Noncurrent operating lease liabilities	8,966	16,732
Deferred credits ($4,498 and $2,193 from related party)	4,489	3,082
Deferred income taxes	11,561	17,719
Deferred revenue, net of current portion	16,327	23,682
Other noncurrent liabilities	28,706	29,219
Total noncurrent liabilities	511,990	592,951
Total liabilities	734,104	807,428

STOCKHOLDERS' EQUITY:
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 40,619,274 (2023) and 36,376,897 (2022) shares issued and outstanding, 4,899,497 (2023) and 4,899,497 (2022) warrants issued and outstanding	270,673	259,177
Retained earnings/(Accumulated deficit)	(42,775)	48,997
Total stockholders' equity	227,898	308,174
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$962,002	$1,115,602

MESA AIR GROUP, INC.

Operating Highlights (unaudited)

	Three months ended
	June 30,
	2023	2022	Change
Available seat miles (thousands)	1,002,945	1,553,616	(35.4)%
Block hours	45,301	63,486	(28.6)%
Average stage length (miles)	555	619	(10.3)%
Departures	24,555	33,291	(26.2)%
Passengers	1,500,634	2,164,295	(30.7)%
Controllable completion factor*
American	100.00%	98.77%	1.2%
United	98.83%	99.76%	(0.9)%
Total completion factor**
American	96.97%	97.66%	(0.7)%
United	96.39%	98.83%	(2.5)%

*Controllable completion factor excludes cancellations due to weather and air traffic control
**Total completion factor includes all cancellations

1Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and nine months ended June 30, 2023 and June 30, 2022. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus Non-GAAP disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$(50,324)	$2,764	$(47,560)	$(1.17)	$(12,478)	$2,493	$(9,985)	$(0.28)
Adjustments(1)(2)(3)(4)(5)(6)	21,239	(884)	20,355	$0.50	3,791	(864)	2,927	$0.08
Adjusted income (loss)	(29,085)	1,880	(27,205)	$(0.67)	(8,687)	1,629	(7,058)	$(0.20)

Interest expense	12,015				8,716
Interest income	(8)				(24)
Depreciation and amortization	15,316				20,103
Adjusted EBITDA	(1,762)				20,108

Aircraft rent	864				9,299
Adjusted EBITDAR	$(898)				$29,407

(1) $0.1 million true-up adjustment recorded during the three months ended June 30, 2022 related to the termination loss previously recorded in Q2 2022 pertaining to the abandonment of one of our leased facilities.

(2) $3.9 million loss resulting from changes in the fair value of the Company's investments in equity securities for the three months ended June 30, 2022.
(3) $30.5 million impairment loss on held for Sale accounting treatment on seven (7) CRJ 900 aircraft during the three months ended June 30, 2023.
(4) $0.3 million loss on deferred financing costs related to retirement of debts during the three months ended June 30, 2023.
(5) $2.9 million gain resulting from changes in the fair value of the Company's investments in equity securities for the three months ended June 30, 2023.
(6) $6.7 million gain from the sale of 20 engines during the three months ended June 30, 2023.

	Nine Months Ended June 30, 2023				Nine Months Ended June 30, 2022
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income per Diluted Share
GAAP income (loss)	$(97,562)	5,791	(91,771)	$(2.35)	$(86,029)	18,987	(67,042)	$(1.86)
Adjustments(1)(2)(3)(4)(5)(6)(7)(8)	41,398	(2,459)	38,939	$1.00	52,357	(11,953)	40,404	$1.12
Adjusted income (loss)	(56,164)	3,332	(52,832)	$(1.36)	(33,672)	7,034	(26,638)	$(0.74)

Interest expense	36,321				24,766
Interest income	(128)				(117)
Depreciation and amortization	47,060				61,878
Adjusted EBITDA	27,089				52,855

Aircraft rent	5,782				28,319
Adjusted EBITDAR	$32,871				$81,174

(1) $0.2 million impairment loss on operating lease right of use asset related to the abandonment of one the Company's leased facilities during the nine months ended June 30, 2022.
(2) $39.5 million impairment loss on held for sale accounting treatment on 12 CRJ 900 aircraft during the nine months ended June 30, 2022.
(3) $12.6 million loss resulting from changes in the fair value of the Company's investments in equity securities for the nine months ended June 30, 2022.
(4) $47.2 million impairment loss on held for Sale accounting treatment on 14 CRJ 900 aircraft during the nine months ended June 30, 2023.
(5) $3.7 million impairment loss on intangible asset during the nine months ended June 30, 2023.
(6) $1.0 million loss on deferred financing costs related to retirement of debts during the nine months ended June 30, 2023.
(7) $3.3 million gain resulting from changes in the fair value of the Company's investments in equity securities for the nine months ended June 30, 2023.
(8) $7.3 million gain from the sale of 30 engines during the nine months ended June 30, 2023.

Source: Mesa Air Group, Inc.